UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2020

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13251		52-2013874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

300 Continental Drive	Newark,	Delaware	19713
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Chairman and Chief Executive Officer

As previously disclosed, Jonathan W. Witter has been appointed by the Board of Directors (the “Board”) of SLM Corporation (the “Registrant”) as the Registrant’s Chief Executive Officer, effective as of April 20, 2020 (the “Effective Date”). In connection with this appointment, the Registrant announced that Raymond J. Quinlan would no longer serve as Chief Executive Officer of the Registrant, effective as of April 19, 2020, and would no longer serve as Chairman of the Registrant’s Board or as a director on the Board, effective as of June 18, 2020, the date of the Annual Meeting of the Registrant’s Stockholders (the “Annual Meeting”).

On April 9, 2020, the Registrant and Mr. Quinlan entered into an agreement in connection with his separation from the Registrant (the “Separation Agreement”). Under the Separation Agreement, which contains a customary release of claims against the Registrant and restrictive covenants in favor of the Registrant, including a 24-month noncompetition and nonsolicitation covenant, Mr. Quinlan agreed to: (i) resign as Chief Executive Officer effective as of April 19, 2020; (ii) no longer serve as Chairman of the Board or as a director on the Board immediately following the Annual Meeting; and (iii) serve as a consultant for the Registrant through December 31, 2020. Following the Annual Meeting, Mr. Quinlan will be entitled to payments under the SLM Corporation Executive Severance Plan for Senior Officers, which includes the following: (i) a lump sum cash severance payment equal to two times the sum of (x) Mr. Quinlan’s current base salary and (y) the annualized performance bonus compensation calculated based on the 24-month period immediately prior to the Annual Meeting; (ii) a lump sum payment equal to Mr. Quinlan’s target bonus for 2020, prorated to reflect the six (6) months that Mr. Quinlan will have been employed by the Registrant in 2020; and (iii) if Mr. Quinlan elects to continue his participation in the Registrant’s group health insurance plan under applicable COBRA regulations, the Registrant will pay the applicable COBRA premiums for a period of up to 24 months. Pursuant to the SLM Corporation 2012 Omnibus Incentive Plan, and the applicable award agreements, all unvested, outstanding equity awards will continue to vest on their original vesting terms and dates as set forth in the applicable award agreements. In addition, in appreciation of Mr. Quinlan’s efforts in connection with the Registrant’s transition to a new Chief Executive Officer, the Registrant granted Mr. Quinlan a transition bonus equal to $279,000 payable in cash. For his services as a consultant, the Registrant will pay Mr. Quinlan total compensation of $465,000, with such amount to be paid in six (6) equal monthly installments, in arrears, for the period from July 1, 2020 through December 31, 2020.

The foregoing description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement. A copy of the Separation Agreement will be filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ending June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
Date: April 15, 2020	By:	/s/ Nicolas Jafarieh
Nicolas Jafarieh
Senior Vice President and General Counsel